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                                                                  Exhibit 3.2(b)



                                    BY-LAWS


                                       OF


                           AMERICAN BANK NOTE COMPANY


   Incorporated under the laws of the State of New York -- December 27, 1972







As amended through October 23, 1985


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                                    BY-LAWS

                                       OF

                           AMERICAN BANK NOTE COMPANY

                            (a New York Corporation)


                                   ARTICLE I.

                                   MEETINGS.

SECTION 1. ANNUAL MEETING. An annual meeting of the stockholders of record having the right to vote shall be held at the office of the Company in The City of New York on the fourth Tuesday in April in each year (or if said day be a legal holiday, then on the next succeeding day not a legal holiday), at eleven o'clock in the forenoon, for the purpose of electing directors and transacting such other business as may properly be brought before the meeting.

SECTION 2. SPECIAL MEETINGS. Special meetings of the stockholders may be held at the office of the Company in The City of New York upon order of the Board of Directors or upon call of the holders of record of a majority of shares having the right to vote or of the holders of record of shares entitled to a majority of votes which could at the time be cast by the stock as a whole, at such time and for such lawful purposes as may be specified by the Board of Directors or such stockholders, as the case may be, and duly notified to the stockholder.

SECTION 3. NOTICE OF MEETINGS. Notice of each meeting of stockholders shall be in writing and shall state the place, date and hour of the meeting and the purpose or purposes for which the meeting is called. In the case of special meetings, the notice shall also state that it is being issued by or at the direction of the person or persons calling the meeting.

     If, at any meeting, action is proposed to be taken which would, if taken, entitle stockholders fulfilling the requirements of Section 623 of the Business Corporation Law to receive payment for their shares, the notice shall include a statement of that purpose and to that effect.

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     A copy of the notice of any meeting shall be given, personally or by mail, not less than ten or more than fifty days before the date of the meeting, to each stockholder entitled to vote at such meeting. If mailed, such notice is given when deposited in the United States mail, with postage thereon prepaid, directed to the stockholder at his address as it appears on the record of stockholders, or, if he shall have filed with the Secretary of the Company a written request that notices to him be mailed to some other address, then directed to him at such other address.

     When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. However, if after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record on a new record date entitled to notice under the preceding paragraphs of this Section.

     Notice of meeting need not be given to any stockholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any stockholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him.

     SECTION 4. QUORUM. At every meeting of the stockholders the number of shares present in person or by proxy necessary to constitute a quorum shall be either a majority of such shares or the shares entitled to a majority of the votes which could at the time be cast by the stock as a whole; provided that when a specified item of business is required to be voted on by a class or series of stock, voting as a class, the holders of a majority of shares of such class or series shall constitute a quorum for the transaction of such specified item or business.

     When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any stockholders.


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     The stockholders present, in person or by proxy, and entitled to vote may, by a majority of votes cast, adjourn the meeting despite the absence of a quorum.

SECTION 5. Inspectors of Election. The Board of Directors, in advance of any stockholders' meeting, may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at a shareholders' meeting may, and on the request of any stockholder entitled to vote thereat shall, appoint two inspectors. In case any person appointed fails to appear or act, the vacancy may be filled by appointment made by the Board in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.

     The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots, or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting or any stockholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated and of the vote as certified by them.

SECTION 6. Fixing Record Date. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining stockholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board of Directors may fix, in advance, a date as the record date for any such determination of stockholders. Such date shall not be more than fifty or less than ten days before the date of such meeting, nor more than fifty days prior to any other action.


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     When a determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting.

SECTION 7. List of stockholders at meetings. A list of stockholders as of the record date, certified by the Secretary or any Assistant Secretary or by a transfer agent, if any, shall be produced at any meeting of stockholders upon the request thereat or prior thereto of any stockholder. If the right to vote at any meeting is challenged, the inspectors of election, or person presiding thereat, shall require such list of stockholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be stockholders entitled to vote thereat may vote at such meetings.

SECTION 8. Shares Not Entitled to Vote. Treasury shares as of the record date and shares held as of the record date by another domestic or foreign corporation of any type or kind, if a majority of the shares entitled to vote in the election of directors of such other corporation is held as of the record date by the Company, shall not be shares entitled to vote or to be counted in determining the total number of outstanding shares.

SECTION 9. Proxies. Every stockholder entitled to vote at a meeting of stockholders or to express consent or dissent without a meeting may authorize another person or persons to act for him by proxy.

     Every proxy must be signed by the stockholder or his attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the stockholder executing it, except as otherwise provided by law.

     The authority of the holder of a proxy to act shall not be revoked by the incompetency or death of the stockholder who executed the proxy unless, before the authority is exercised, written notice of an adjudication of such incompetency or of such death is received by the Secretary or any Assistant Secretary.


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SECTION 10.  Vote or Consent of Shareholders. Directors shall, except as otherwise required by law, be elected by a plurality of the votes cast at a meeting of stockholders by the holders of shares entitled to vote in the election.

     Whenever any corporation action, other than the election of directors, is to be taken by vote of the stockholders, it shall, except as otherwise required by law, be authorized by a majority of the votes cast at a meeting of stockholders by the holders of shares entitled to vote thereon.

     Whenever stockholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon. Written consent thus given by the holders of all outstanding shares entitled to vote shall have the same effect as a unanimous vote of stockholder.

                                  ARTICLE II.
                              Board of Directors.

SECTION 1. Number and Qualifications. The number of directors within the maximum and minimum limits provided for in the Certificate of Incorporation may be fixed and changed from time to time by the stockholders or by the Board of Directors.

SECTION 2. Meetings of the Board. An annual meeting of the Board of Directors shall be held in each year as soon as convenient after the annual meeting of stockholders. Regular meetings of the Board shall be held at such times as may from time to time be fixed by resolution of the Board. Special meetings of the Board may be held at any time upon the call of the Chairman of the Board, the President, the Executive Committee or any two directors.

     Meetings of the Board of Directors shall be held at such place, within or without the State of New York, as from time to time may be fixed by resolution of the Board of annual and regular meetings and in the notice of meeting for special meetings. If no place is so fixed, meetings of the Board shall be held at the office of the Company in The City of New York.


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     No notice need be given of regular meetings of the Board of Directors or of any annual meeting which is held at a time fixed for a regular meeting. Notice of other meetings of the Board shall be given by oral, telegraphic or written notice, duly given or sent or mailed to each director not less than forty-eight hours before the meeting in the case of a mailed notice or twenty-four hours before the meeting in the case of a notice given orally, by telegraph or by personal delivery.

     Notice of a meeting of the Board of Directors need not be given to any director who submits a signed waiver of notice whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him.

     A notice, or waiver of notice, need not specify the purpose of any meeting of the Board of Directors.

     A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. Notice of any adjournment of a meeting to another time or place shall be given, in the manner described above, to the directors who were not present at the time of the adjournment and, unless such time and place are announced at the meeting, to the other directors.

SECTION 3. QUORUM. At meetings of the Board of Directors, the attendance of not less than one-third of the total number of directors shall be necessary and sufficient to constitute a quorum for the transaction of business. The vote of a majority of the directors present at the time of such vote, if a quorum is then present, shall be the act of the Board.

SECTION 4. RESIGNATIONS. Any director may resign at any time by giving written notice to the Board of Directors or to the Chairman of the Board, the President or the Secretary. Such resignation shall take effect at the time specified therein; and unless otherwise specified therein the acceptance of such resignation shall not be necessary to make it effective.

SECTION 5. TERM OF OFFICE AND VACANCIES. The term of office of all directors shall be until the next annual election of directors by the stockholders, or the earlier vacating of their office. Vacancies in the Board of Directors, and newly created directorships resulting from an increase in the number of directors, may be filled by the Board by a vote of


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a majority of the directors then in office, although less than a quorum exists.

SECTION 6. COMPENSATION AND INDEMNIFICATION. Each director shall be entitled to a reasonable fee for attendance at meetings of the Board of Directors and of committees thereof. To the full extent authorized by law, the Company shall indemnify any person made, or threatened to be made, a party to any action or proceeding, whether criminal or civil, by reason of the fact that he, his testator or intestate is or was a director or officer of the Company or, at the request of the Company, serves or served any other corporation in any capacity.


                                  ARTICLE III.

                                   Officers.

SECTION 1. OFFICERS AND AGENTS. Officers of the Company to be elected by the Board of Directors shall consist of a Chairman of the Board, a Deputy Chairman of the Board, a President, a Vice-Chairman for the Board, a First Vice-President, a Comptroller, a Secretary and a Treasurer. The Board may, however, allow one or more of such offices to remain vacant if, in the judgement of the Board this is consistent with the proper transaction of the Company's business. The Board may elect from time to time one or more other Vice-Presidents and from time to time may appoint such Assistant Comptroller, Assistant Secretaries, Assistant Treasurers and other officers, agents and employees as it may deem proper. The Chairman of the Board, the Deputy Chairman of the Board, the President and the Vice-Chairman of the Board shall be elected by the directors from their number. The same person may hold two or more offices, except that the President shall not hold the office of Secretary and neither the Comptroller nor any Assistant Comptroller shall hold the office of Treasurer or Assistant Treasurer.

SECTION 2. TERM OF OFFICE. The term of office of all officers elected or appointed by the Board of Directors shall be until the election of officers at the next annual meeting of the Board unless some shorter term is specified at the time of the election or appointment; but the Board may remove any such officer at pleasure.

     The Board may at any time fill vacancies occurring in the offices of the Company.


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SECTION 3. POWERS AND DUTIES OF THE CHAIRMAN OF THE BOARD. The Chairman of the
Board shall be ex officio a member of the Executive Committee and, if present, shall preside at all meetings of stockholders, of the Board and of the Executive Committee. He shall be the chief executive officer of the Company and shall have such powers and duties as are usually incident to the position of chief executive officer of a corporation, as well as such other powers and duties as the Board of Directors may from time to time prescribe.

SECTION 4. POWERS AND DUTIES OF THE DEPUTY CHAIRMAN OF THE BOARD. The Deputy Chairman of the Board shall have authority to sign, on behalf of the Company, contracts, deeds, mortgages, bonds, notes, and other instruments, in the manner and forms customary for other officers of the Company and subject to the limitations and restrictions customarily applicable to the authority of such other officers. In addition, the Deputy Chairman of the Board shall perform such other duties as may be delegated to him from time to time by the Chairman of the Board or by the Board of Directors.

SECTION 5. POWERS AND DUTIES OF THE PRESIDENT. The President shall be ex officio a member of the Executive Committee. In the absence or disability of the Chairman of the Board, the President shall preside at all meetings of stockholders, of the Board and of the Executive Committee. Under the direction of the Chairman of the Board, the President shall have general control and management of the business and affairs of the Company. The President shall also have such other powers and duties as may be assigned to him by the Chairman of the Board or by the Board of Directors.

SECTION 6. POWERS AND DUTIES OF THE VICE-CHAIRMAN OF THE BOARD. The Vice-Chairman of the Board shall act in an advisory and consultative capacity to the Board of Directors and the President, subject to the control of the Board, and shall perform such other duties as the Board may from time to time prescribe.

SECTION 7. POWERS AND DUTIES OF OTHER OFFICERS. The other officers, agents and employees of the Company shall each have such powers and duties in the management of the property and affairs of the Company, subject to the control of the Board of Directors, as generally pertain to their respective offices, as well as such powers and duties as from time to time may be prescribed by the Board of Directors. Securities of other corporations held by the Company may be voted by any


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officer designated by the Board and, in the absence of any such designation, by the Chairman of the Board, the President, any Vice-President, the Secretary or the Treasurer. The Board may require any officer, agent or employee to give security for the faithful performance of his duties.

                                  ARTICLE IV.

                                  COMMITTEES.

SECTION 1. EXECUTIVE COMMITTEE. The Board of Directors, by resolution adopted by a majority of the entire Board, may designate an Executive Committee to consist of the Chairman of the Board, the President and not less than three and not more than six other Directors. The Executive Committee shall have and may exercise, when the Board is not in session, so far as may be permitted by law, all of the powers of the Board in the management of the business and affairs of the Company; but the Executive Committee shall not have the power to (i) fill vacancies in the Board, (ii) change the membership of, or to fill vacancies in, the Executive Committee or any other committee, (iii) declare dividends on the Common Stock except at rates theretofore established by action of the Board,
(iv) make, amend or repeal by-laws of the Company, (v) provide for the submission to stockholders of any proposed action as to which stockholders' authorization is required by law, (vi) fix the compensation of directors for serving on the Board or on any committee, or (vii) amend or repeal any resolution of the Board which by its terms shall not be amendable or repealable.

SECTION 2. OTHER COMMITTEES. The Board of Directors, in its discretion, may, by resolution adopted by a majority of the entire Board, designate other committees which shall and may exercise such delegable powers as shall be conferred or authorized by the resolution designating them, but no such committee may take any action which the Executive Committee is prohibited from taking by reason of the restrictions contained in Section 1 of this Article IV.

SECTION 3. COMMITTEE PROCEDURE. Each Committee may make rules for the conduct of its business. Unless a greater proportion is required by the resolution of the Board of Directors designating such committee, one-half of the entire authorized number of members of a committee shall constitute a quorum for the transaction of business, and the vote of a


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majority of the members present at the time of such vote, if a quorum is present at such time, shall be the act of such committee. Each committee shall serve at the pleasure of the Board of Directors, and the Board shall have power at any time to fill vacancies in, or to change, the membership of any committee. The Board of Directors may designate one or more directors as alternate members of any committee, and such alternate members may replace any absent member or members at any meeting of such committee.

                                   ARTICLE V.

                                 CAPITAL STOCK.

SECTION 1. FORM OF STOCK CERTIFICATES. The interest of each stockholder shall be evidenced by a certificate or certificates for shares of stock of the Company in such form as the Board of Directors may from time to time prescribe. Each such certificate shall contain the statements required by law. The certificates of stock shall be signed by the Chairman of the Board or the President or First Vice-President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary and sealed with the seal of the Company, which may be a facsimile, engraved or printed, and shall be countersigned and registered in such manner, if any, as the Board may be resolution prescribe. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Company or its employee. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Company with the same effect as if he were such officer at the date of issue.

SECTION. 2. TRANSFERS. Shares in the capital stock of the Company shall be transferable on the books of the Company, by the holder thereof in person or by duly authorized attorney, upon surrender for cancellation of the certificates therefor, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof or guarantees of authenticity as the Company or its transfer agents may in their discretion require.

SECTION 3. LOST OR DESTROYED STOCK CERTIFICATES. Certificates for shares of stock of the Company may be issued in

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place of any certificates alleged to have been lost, stolen or destroyed, but only upon production of such evidence of the loss, theft or destruction as the Company or its agents may deem sufficient and upon such indemnification and payment of costs of the Company and its agents as the Board of Directors may from time to time prescribe generally or specially.

                                  ARTICLE VI.

                               BOOKS AND RECORDS.

The Company shall keep (a) correct and complete books and records of account,
(b) minutes of the proceedings of the shareholders, Board of Directors and any committees of directors, and (c) a current list of the directors and officers and their residence addresses; and the Company shall also keep at its office in the State of New York or at the office of its transfer agent or registrar in the State of New York, if any a record containing the names and addresses of all shareholders, the number and class of shares held by each and the dates when they respectively became the owners of record thereof.

The Board of Directors from time to time shall determine whether and to what extent and at what times and places and under what conditions and regulations any accounts, books, records or other documents of the Company shall be open to inspection, and no creditor or security holder or other person shall have any right to inspect any accounts, books, records or other documents of the Company except as conferred by statute, or as authorized by the Board.

                                  ARTICLE VII.

                              CHECKS, NOTES, ETC.

All checks and drafts on the Company's bank accounts and all bills of exchange and promissory notes and all acceptances, obligations and other instruments for the payment of money shall be signed by such officer or officers or agent or agents as may be thereunto authorized from time to time by the Board of Directors, and such signatures may be facsimile signatures to the extent authorized by the Board of Directors.

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                                  ARTICLE VII.

                                MAILING ADDRESS.

The Company and its officers are authorized to mail all notices or other communications, dividend checks or other distributions to stockholders directed to them at their respective addresses as they appear in the stock book, except as a stockholder shall have filed with the Secretary of the Company a written request that mail intended for him be otherwise addressed, in which case the address designated in such request shall be used.

                                 ARTICLE VIII.

                                  AMENDMENTS.

By-Laws of the Company may be amended, repealed or adopted by vote of the Stockholders. By-Laws may also be amended, repealed or adopted by the Board of Directors but any By-Laws adopted by the Board may be amended or repealed by the stockholders.


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